SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION

FOR THE ONE YEAR PERIOD ENDED JUNE 30, 1997

Total Return = (Ending Redeemable Value/Initial Value) - 1

Total Return =

22.2% = (17,906/14,653) - 1

FOR THE ONE YEAR PERIOD ENDED JUNE 30, 1996

Total Return = (Ending Redeemable Value/Initial Value) -1

Total Return = 19.0%

19.0% = (14,653/12,311) -1

FOR THE PERIOD FROM AUGUST 1, 1994 (COMMENCEMENT OF OPERATIONS) TO JUNE 30, 1997

Cumulative Total Return=(Ending Redeemable Value/Initial Payment) - 1 of $10,000

Cumulative total return = 79.1%

79.1% = (17,906/10,000) - 1

Total Return = (Ending Redeemable Value/Initial Payment)1/n   - 1 of $10,000

Total return = 22.1%

22.1% = (17,906/10,000)1/2.9 - 1

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